News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (636) 534-2271 Email: investor.relations@tlcvision.com

TLCVision to Release Year End 2006 Financial Results
March 15, 2007 — Conference Call to Follow

ST. LOUIS, MO, — February 23, 2007 – TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, will release its 2006 year end and fourth quarter financial results on Thursday, March 15, 2007, after the stock market close.

TLCVision is pleased to invite all interested parties to participate in the conference call during which the results will be discussed. The call will be held on March 15, at 4:30 p.m. Eastern Time at 1-877-888-4605. The call will be broadcast live on the Company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section. In addition, the live webcast will be available at various other popular portals and financial web sites.

A replay of the conference call will be available until March 29, 2007. To access the replay, dial 1-888-509-0081 (pass code: 640813). The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive and Cataract markets. More information about TLCVision can be found on the corporate website www.tlcv.com. Go to www.tlcvision.com for information on refractive surgery.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.